Exhibit 99.1
ATMI REDUCES 2008 GUIDANCE
DANBURY, CT — September 26, 2008 — ATMI, Inc. (NASDAQ: ATMI) today announced that financial results for 2008 are expected to be below the Company’s previously disclosed full year guidance for both revenue and diluted earnings per share of $375-$400 million and $1.25-$1.40.
Since ATMI last updated its 2008 guidance on July 14, 2008, market conditions have significantly deteriorated. The Company’s reduced revenue outlook is the result of a marked slowdown in demand across all of ATMI’s semiconductor and flat panel display end markets, a trend that accelerated in the past month. The reductions in wafer starts in the foundry and memory segments are expected to have an adverse effect on the Company’s near term results. Furthermore, the adoption of certain new products introduced during the year has been slower than expected, and is not expected to offset the effect of reduced wafer starts. In management’s view, these market conditions are likely to continue until semiconductor manufacturer and consumer product demand recover.
As a result, third quarter revenue is now expected to be in the $85.0-$90.0 million range and diluted earnings per share in the $0.18-$0.23 range. Excluded from this third quarter earnings per share estimate is an expected favorable one-time tax benefit of approximately $4.0 million (equivalent to approximately $0.13 per diluted share), as discussed in the Company’s previous Form 10Q filing. The Company will review its fourth quarter outlook in conjunction with its third quarter earnings conference call on October 22, 2008.
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ATMI Reduces 2008 Guidance — Page 2 of 3
Doug Neugold, ATMI Chief Executive Officer, said, “We are experiencing significant changes in the markets we serve that will create the most challenging wafer start environment we have seen since 2001, and we are taking appropriate action.”
Neugold continued, “This environment should also magnify the opportunity to help our customers improve their process efficiency as well as meet ongoing technology node requirements in more effective ways, areas where we are already strong. Our focus on customer-driven process efficiency requirements, high productivity research and development, and strategic customer relationships — combined with our ongoing profitability and strong balance sheet — provide ample opportunity to improve our market position and sets the stage for future growth as the industry recovers.”
ATMI intends to release third quarter 2008 financial results before the Market opens on October 22, 2008. ATMI will host a conference call at 11:00 a.m. Eastern the same day to review and discuss the results, at 888.822.9375. Interested parties may also listen to the conference call via audio streaming on the Internet at ATMI.com. A replay of the call will be available by phone for 48 hours at 800.642.1687 (access code 30943791) and on the web for one month at ATMI.com.
ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

ATMI Reduces 2008 Guidance — Page 3 of 3
Statements contained herein that relate to ATMI’s future performance, including, without limitation, statements with respect to ATMI’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI’s markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI’s Form 10-K for the year ended December 31, 2007, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.
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For more information contact:
Dean Hamilton
Director, ATMI Investor Relations & Corporate Communications
203.207.9349 Direct/203.794.1100 x4202
dhamilton@atmi.com